UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                  F O R M 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                November 22, 1999



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





        0-19118                                     74-2584033
(Commission File Number)                 (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

Item 5.  OTHER EVENT

(a) On November 19, 1999, Abraxas Petroleum Corporation issued the press release attached hereto as Exhibit 99.1.


         (C) The following exhibits are filed as part of this report:

NUMBER                     DOCUMENT

99.1        Press release dated November 19, 1999.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                                 By:___________________________________
                                     Chris Williford
                                     Executive Vice President, Chief Financial
                                     Officer and Treasurer


Dated:   November 22, 1999

                                                                  EXHIBIT 99.1

                                  NEWS RELEASE
FOR IMMEDIATE RELEASE                             www.abraxaspetroleum.com

FOR MORE INFORMATION CONTACT:
CHRIS WILLIFORD,  EVP/CFO

                     Abraxas Petroleum Corporation Announces
                                 Exchange Offer

SAN ANTONIO, TX (November 19, 1999) - Abraxas Petroleum Corporation (OTC Bulletin Board: AXAS) announced that on November 18, 1999 it commenced an offer to exchange $274.0 million of its 11 1/2% Senior Notes due 2004 for a new issuance of $196.8 million of 11 1/2% Senior Secured Notes due 2004, shares of Abraxas common stock and contingent value rights.

For holders who validly tender and do not withdraw their old notes on or before the expiration date described below, the Company will pay the following consideration:

     o   A new note with a principal amount equal to $700

     o   Approximately 59.6184 shares of Abraxas common stock

     o Approximately 59.6184 contingent value rights each of which may result in the distribution of up to approximately 6.3889 shares of Abraxas common stock

The expiration date is 12:01 a.m., New York City time, on December 17, 1999, unless extended or earlier terminated.

In connection with the exchange offer, the Company is soliciting consents to proposed amendments to the indenture under which the old notes were issued. These amendments delete most of the covenants in the old indenture.

The exchange offer is conditioned on receipt of tenders of at least 95% of the outstanding principal amount of the old notes and satisfaction of other customary conditions. The Company has entered into agreements with holders owning a total of approximately 89.6% of the principal amount of the old notes under which the holders have agreed, subject to the satisfaction of such conditions, to accept the exchange offer.

The  exchange  offer is being made in  reliance  on the  exemption  afforded  by
Section 3(a)(9) from the registration requirements of the Securities Act of 1933, as amended.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company that also processes natural gas. It operates primarily along the Texas Gulf Coast, in the Permian Basin of western Texas, western Canada and southwestern Wyoming.

Requests for copies of documents of for technical assistance in participating in the exchange offer should be directed to Chris E. Williford, Executive Vice President of Abraxas Petroleum Corporation at (210) 490-4788 or toll free at
(888) 227-2927.